Exhibit 99.1

CDI Corp. Reports Fourth Quarter and Full Year 2015 Results

PHILADELPHIA, March 2, 2016 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the fourth quarter and full year ended December 31, 2015.

"Our fourth quarter results reflect continued pressure from macroeconomic and discrete challenges within our concentrated client base," said President and Chief Executive Officer Scott J. Freidheim. "However, throughout 2015, we strengthened client relationships and retention, increased operational discipline, enhanced our management team, and improved our strategic and financial position."

Mr. Freidheim continued, "We start 2016 with a strategic plan centered on highly specialized talent deployed through staffing, project and managed solutions. We will transition our North American talent business to focus on high value-added skill-based practices; thus, we are creating a Specialty Talent and Technology segment. In addition, we will integrate and position our new Energy, Chemicals & Infrastructure business as a leading provider of engineering, design and project delivery solutions to small- and mid-cap projects in core infrastructure markets. This strategy embraces our company's 65-year heritage and unique ability to deploy technical skills through flexible delivery models."

Fourth Quarter and Fiscal Year Overview

  Fourth quarter 2015 revenue of $236.6 million, a decrease of 11.3% versus fourth quarter 2014; fiscal 2015 revenue of $985.5 million, a decrease of 12.2% versus fiscal 2014
  Fourth quarter 2015 Adjusted EBITDA of $0.4 million versus $9.0 million in the fourth quarter of 2014; fiscal 2015 Adjusted EBITDA of $13.2 million versus $40.1 million in fiscal 20141
  Adjusted loss per diluted share of $(0.06) in the fourth quarter of 2015 versus adjusted earnings per diluted share of $0.18 in the fourth quarter of 2014; adjusted earnings per diluted share of $0.04 in fiscal 2015 versus $0.84 in fiscal 20141
  Completed acquisition of EdgeRock Technology Partners, a provider of highly specialized IT staffing services
  Generated $14.3 million in cash flow from operating activities for the full year and $11.8 million during the fourth quarter.

In the fourth quarter 2015, the Company's net loss attributable to CDI was $17.1 million, versus net loss attributable to CDI of $8.8 million in the prior-year quarter. For fiscal 2015, net loss attributable to CDI was $37.0 million versus a net gain attributable to CDI of $3.1 million in fiscal 2014. In the fourth quarter 2015, the Company's net loss per diluted share was $(0.87) versus net loss per diluted share of $(0.45) in the prior-year quarter. In fiscal 2015, net loss per diluted share was $(1.88) versus net earnings per diluted share of $0.16 in fiscal 2014.

In the fourth quarter of both 2015 and 2014, the Company recorded a pre-tax restructuring charge of $3.6 million. For the full year 2015, the Company reported a total pre-tax restructuring charge of $4.2 million versus $3.6 million in the prior fiscal year. For the full year 2015, the Company reported $21.5 million of impairment charges related to certain businesses within the Global Engineering and Technology Solutions (GETS) segment and the Professional Staffing Services (PSS) segment versus $14.7 million in the prior fiscal year. For the full year 2015, the Company recorded a valuation allowance for deferred tax assets in the amount of $15.0 million, including $11.8 million in the fourth quarter.

1 Adjusted EBITDA excludes from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment charges, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition and litigation items, gain from the sale of a non-operating corporate asset, impairment related costs and sales and use tax recovery benefit. Adjusted EPS excludes from diluted earnings per common share impairment charges, restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition and litigation items, amortization of acquired intangibles, gain on sale of non-operating asset, impairment related costs, sales and use tax recovery benefit and the related income tax effect, including certain deferred tax adjustments. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Summary Results from Operations for the Fourth Quarter

For the fourth quarter 2015, revenue decreased by $30.1 million or 11.3% (8.6% in constant currency) as compared to the prior-year fourth quarter due to a decrease in all three segments, but most significantly, in PSS.

PSS revenue declined $22.9 million or 13.3% from the prior-year period. When excluding revenue from EdgeRock Technology Partners, acquired in October 2015, PSS revenue declined $33.1 million or 19.3%. Revenue declined across all North American industry verticals as well as the UK-based staffing business.

Fourth quarter revenue in GETS declined $5.6 million versus the prior year, with declines in the Oil, Gas & Chemicals, Aerospace & Industrial Equipment and Other verticals. Revenue in the Hi-Tech vertical was essentially flat versus the prior-year quarter.

Management Recruiters International, Inc. (MRI) revenue in the fourth quarter decreased 11.4% compared to the prior year, led by a decline in contract staffing and, to a lesser degree, royalty and franchisee fees.

Gross profit decreased by $3.9 million as a decrease in volume was partially offset by the impact of an increase in gross profit margin resulting primarily from a shift in revenue mix toward higher margin GETS business from lower margin PSS business.

The Company reported an operating loss in the fourth quarter of $8.8 million compared to an operating loss of $14.8 million in the year-ago quarter primarily due to impairment charges in 2014 partially offset by higher operating and administrative expenses in 2015.

Excluding restructuring and impairment charges, operating and administrative expenses in the fourth quarter increased $4.8 million, or 10.7%, compared to 2014 due primarily to expenses associated with the acquisition and operations of EdgeRock Technology Partners.

More detailed segment data are included in the tables incorporated in this release and in the Company's Form 10-K Report.

Balance Sheet and Liquidity

CDI ended the year with $16.9 million in cash and cash equivalents versus $36.3 million at the end of 2014 and $26.4 million at the end of the third quarter 2015. Total debt outstanding was $18.8 million at December 31, 2015, versus $1.3 million at December 31, 2014, and $3.0 million at September 30, 2015. Net cash flow generated from operations was $14.3 million in 2015 versus $14.8 million generated in 2014. Total liquidity, including availability under CDI's bank and credit facilities, totaled $137.6 million at December 31, 2015, versus $106.8 million at the end of the fourth quarter 2014 and $65.6 million at September 30, 2015. On October 6, the Company closed on the acquisition of EdgeRock Technology Partners, paying $31.3 million in cash at closing. On October 30, 2015, the Company closed on a new five-year $150 million secured credit facility, replacing the existing $75 million facility.

Business Outlook and Strategy

The Company estimates revenue for the first quarter of 2016 in the range of $223 million to $228 million. Our guidance anticipates continued weakness generally consistent with previously reported trends.

The Company has developed our CDI 2020 strategic plan, the key elements of which are as follows:

  We will focus on highly specialized information technology and engineering skill sets that meet the rapidly evolving needs of existing and new clients and thereby improve both the growth and margin profile of CDI;
  We will leverage industry and solution domain expertise that provide competitive differentiation;
  We will improve operational efficiency through the continued introduction of common processes, tools and systems; and
  We will actively manage the composition of our business portfolio in support of this specialization-focused strategy. In connection with our portfolio management, we are and will continue to be in discussions with third parties regarding select divestitures and acquisitions. There is no assurance that a transaction will result from these or other such discussions.

During 2016, we will execute this strategy with two key focus areas:

  Increasing CDI placement of talent with high-value, specialized IT and engineering skills that are benefiting from strong secular trends and aligning technology project and managed service offerings with these skill areas; and
  Expanding value-added services across Energy, Chemicals & Infrastructure, positioning CDI as a leading provider of integrated engineering, design and delivery solutions targeting small- and mid-cap project needs within core North American infrastructure markets.

Conference Call

At 8:30 a.m. Eastern Time on March 3, 2016, Scott J. Freidheim, CEO and President, and Michael S. Castleman, CFO and Executive Vice President, will host a conference call to discuss the 2015 fourth quarter and full year 2015 results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) provides engineering, information technology and staffing solutions. Our customers operate in a variety of industries, ranging from Oil, Gas & Chemicals to Aerospace & Industrial Equipment, and High Technology, and include corporate, federal, state and municipal entities. We serve customers through offices and delivery centers in the United States, Canada and the United Kingdom. We also provide staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by customers in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our customers' projects or the inability of our customers to pay for our fees for our services; termination of a major customer contract or project; uncertain timing and funding of new contract awards and renewals; failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisition and divestiture that we may do; delays or reductions in government spending; credit risks associated with our customers; competitive market pressures; foreign currency fluctuations; restrictions on availability of funds and on our activities under our asset-based, secured credit facility; availability and cost of qualified labor; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on customer contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, customer, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-Ks and Form 10-Qs. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment charges, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition and litigation items, gain from the sale of a non-operating corporate asset, impairment related costs and sales and use tax recovery benefits and Adjusted EPS which excludes from diluted earnings per common share impairment charges, restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition and litigation items, amortization of acquired intangibles, gain on sale of non-operating asset, impairment related costs, sales and use tax recovery benefit and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES
(Amounts in thousands, except percentage and per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Consolidated Statements of Operations:	2015	2014	2015	2014

Revenue	$236,553	$266,686	$985,494	$1,122,972
Cost of services	191,896	218,177	800,593	916,415
Gross profit	44,657	48,509	184,901	206,557
Operating and administrative expenses	49,863	45,052	187,433	182,873
Restructuring and other related costs (1), (2)	3,604	3,573	4,217	3,645
Impairment (3), (4)	—	14,653	21,537	14,653
Loss on disposition	—	—	310	—
Operating profit (loss)	(8,810)	(14,769)	(28,596)	5,386
Other income (expense), net	(538)	(21)	61	(228)
Income (loss) before income taxes	(9,348)	(14,790)	(28,535)	5,158
Income tax expense (benefit) (5)	7,766	(5,873)	8,551	2,141
Net income (loss)	(17,114)	(8,917)	(37,086)	3,017
Less: Loss attributable to the noncontrolling interest	—	(135)	(83)	(65)
Net income (loss) attributable to CDI	$(17,114)	$(8,782)	$(37,003)	$3,082

Earnings (loss) per common share:
Basic	$(0.87)	$(0.45)	$(1.88)	$0.16
Diluted	$(0.87)	$(0.45)	$(1.88)	$0.16
Weighted-average shares outstanding - Basic	19,701	19,620	19,676	19,577
Weighted-average shares outstanding - Diluted	19,701	19,620	19,676	19,790

	December 31,
Selected Balance Sheet Data:	2015	2014

Cash and cash equivalents	$16,932	$36,324
Accounts receivable, net	205,685	219,578
Total current assets	240,320	264,957
Total assets	339,097	372,220
Total current liabilities	103,783	82,843
Total CDI shareholders' equity	221,243	273,650

	Year ended
	December 31,
Selected Cash Flow Data:	2015	2014

Net cash provided by operating activities	$14,265	$14,788
Depreciation and amortization	11,679	10,717
Capital expenditures	7,940	8,774
Dividends paid to shareholders	10,235	10,176

	Three months ended		Year ended
	December 31,		December 31,
Selected Earnings and Other Financial Data:	2015	2014	2015	2014

Gross margin	18.9%	18.2%	18.8%	18.4%
Operating and administrative expenses as a percentage of revenue	21.1%	16.9%	19.0%	16.3%
Operating margin	(3.7)%	(5.5)%	(2.9)%	0.5%
Effective income tax rate	(83.1)%	39.7%	(30.0)%	41.5%

	Three months ended		Year ended
	December 31,		December 31,
Non-GAAP Financial Measures:	2015	2014	2015	2014

Adjusted EBITDA (6)	$365	$8,964	$13,184	$40,104
Adjusted EBITDA margin (6)	0.2%	3.4%	1.3%	3.6%
Adjusted operating expenses (6)	$44,140	$39,704	$171,539	$166,486
Adjusted EPS (6)	$(0.06)	$0.18	$0.04	$0.84

	Three months ended		Year ended
	December 31,		December 31,
Selected Segment Data:	2015	2014	2015	2014

Global Engineering and Technology Solutions (GETS)
Revenue:
Oil, Gas and Chemicals (OGC)	$32,620	$35,297	$149,530	$142,351
Aerospace and Industrial Equipment (AIE)	13,691	15,968	59,880	73,420
Hi-Tech	7,872	7,854	31,187	32,145
Other	20,693	21,333	85,530	87,466
Total revenue	$74,876	$80,452	$326,127	$335,382
Gross profit	$18,850	$20,508	$83,686	$90,104
Gross margin	25.2%	25.5%	25.7%	26.9%
Operating profit (loss) (1), (2), (3), (4)	$(2,573)	$(15,456)	$(10,536)	$(8,256)
Operating margin	(3.4)%	(19.2)%	(3.2)%	(2.5)%

Professional Staffing Services (PSS)
Revenue:
Oil, Gas and Chemicals (OGC)	$31,370	$43,423	$132,573	$184,289
Aerospace and Industrial Equipment (AIE)	16,814	21,194	72,023	82,910
Hi-Tech	45,422	50,333	199,967	228,199
Other	54,919	56,441	201,644	233,288
Total revenue	$148,525	$171,391	$606,207	$728,686
Gross profit	$19,314	$20,842	$75,065	$88,738
Gross margin	13.0%	12.2%	12.4%	12.2%
Operating profit (loss) (1), (2), (4)	$(1,042)	$4,215	$(3,021)	$24,594
Operating margin	(0.7)%	2.5%	(0.5)%	3.4%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$9,992	$11,327	$40,044	$45,807
Royalties and Franchise Fees	3,160	3,516	13,116	13,097
Total revenue	$13,152	$14,843	$53,160	$58,904
Gross profit	$6,493	$7,159	$26,150	$27,715
Gross margin	49.4%	48.2%	49.2%	47.1%
Operating profit (1), (2)	$1,055	$1,798	$6,012	$6,531
Operating margin	8.0%	12.1%	11.3%	11.1%

______________________
(1)

In each of the three months ended December 31, 2015 and 2014, the Company recorded a charge of $3.6 million to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014 and 2015 (three months ended December 31, 2015 comprised of GETS $2.0 million, PSS $0.8 million, MRI $0.0 million and Corporate $0.9 million and three months ended December 31, 2014 comprised of GETS $1.8 million, PSS $1.3 million, MRI $0.3 million and Corporate $0.2 million).

(2)

In the years ended December 31, 2015 and 2014, the Company recorded a charge of $4.2 million and $3.6 million respectively to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013, 2014 and 2015 (year ended December 31, 2015 comprised of GETS $2.2 million, PSS $1.2 million, MRI $0.0 million and Corporate $0.9 million and year ended December 31, 2014 comprised of GETS $2.2 million, PSS $1.0 million, MRI $0.3 million and Corporate $0.1 million).

(3)	In the fourth quarter of 2014, the Company's GETS segment recorded a $14.7 million charge to "Impairment" related to the impairment of goodwill, definite-lived intangibles and other assets.
(4)

In the third quarter of 2015, the Company recorded a charge of $21.5 million to "Impairment" in the consolidated statements of operations related to the impairment of goodwill comprised of GETS AIE $10.4 million and PSS Other $10.7 million and $0.5 million related to the impairment of certain fixed assets in GETS AIE.

(5)	In the fourth quarter of 2015, the Company recorded a valuation allowance for deferred tax assets in the amount of $11.8 million.
(6)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition related costs, litigation items, gain on sale of non-operating corporate asset, impairment related costs and sales and use tax recovery benefit. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition related costs, litigation items, impairment related costs and sales and use tax recovery benefit. Adjusted EPS excludes from diluted earnings per common share, impairment, restructuring and other related costs, leadership transition costs, loss on disposition, acquisition related costs, amortization of acquired intangibles, litigation items, gain on sale of non-operating corporate asset, impairment related costs, sales and use tax recovery benefit and related income tax effect, including certain deferred tax adjustments. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss) attributable to CDI to Adjusted EBITDA:
Net income (loss) attributable to CDI	$(17,114)	$(8,782)	$(37,003)	$3,082
Interest expense, net	386	45	518	196
Income tax expense	7,766	(5,873)	8,551	2,141
Depreciation and amortization	4,368	2,647	11,679	10,717
Impairment (a)	—	14,653	21,537	14,653
Restructuring and other related costs (b)	3,604	3,573	4,217	3,645
Share-based compensation (c)	499	1,047	2,202	2,708
Leadership transition (d)	—	954	113	2,262
Loss of disposition (e)	—	—	310	—
Acquisition related (f)	1,231	—	2,275	—
Litigation (g)	—	700	—	700
Gain on sale of non-operating corporate asset (h)	—	—	(840)	—
Impairment related costs (i)	150	—	150	—
Sales and use tax recovery benefit (j)	(525)	—	(525)	—
Adjusted EBITDA	$365	$8,964	$13,184	$40,104
Adjusted EBITDA margin	0.2%	3.4%	1.3%	3.6%

Operating expenses to Adjusted operating expenses:
Operating expenses (k)	53,467	63,278	213,497	201,171
Depreciation and amortization	4,368	2,647	11,679	10,717
Impairment (a)	—	14,653	21,537	14,653
Restructuring and other related costs (b)	3,604	3,573	4,217	3,645
Share-based compensation (c)	499	1,047	2,202	2,708
Leadership transition (d)	—	954	113	2,262
Loss on disposition (e)	—	—	310	—
Acquisition related (f)	1,231	—	2,275	—
Litigation (g)	—	700	—	700
Impairment related costs (i)	150	—	150	—
Sales and use tax recovery benefit (j)	(525)	—	(525)	—
Adjusted operating expenses	$44,140	$39,704	$171,539	$166,486

EPS to Adjusted EPS:
Earnings per common share - diluted	$(0.87)	$(0.45)	$(1.88)	$0.16
Impairment (a)	—	0.75	1.09	0.74
Restructuring and other related costs (b)	0.18	0.18	0.21	0.18
Leadership transition (d)	—	0.05	0.01	0.11
Loss on disposition (e)	—	—	0.01	—
Acquisition related (f)	0.06	—	0.12	—
Amortization of acquired intangibles (l)	0.11	—	0.11	—
Litigation (g)	—	0.04	—	0.04
Gain on sale of non-operating corporate asset (h)	—	—	(0.04)	—
Impairment related costs (i)	0.01	—	0.01	—
Sales and use tax recovery benefit (j)	(0.03)	—	(0.03)	—
Income tax effect (m)	0.48	(0.39)	0.43	(0.39)
Adjusted EPS	$(0.06)	$0.18	$0.04	$0.84

____________________
(a)	Represents "Impairment" in the consolidated statements of operations related to the impairment of goodwill, certain fixed assets, definite-lived intangibles and other assets.
(b)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013, 2014 and 2015.
(c)	Represents share-based compensation expense included in "Operating and administrative expense" in the consolidated statements of operations.
(d)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expense" in the consolidated statements of operations.
(e)

Represents "Loss on disposition" in the consolidated statements of operation related to the disposition of the Company's controlling interest in a Mexico-based engineering design company in the Company's GETS segment.

(f)	Represents incremental costs associated with the acquisition related activities included in "Operating and administrative expense" in the consolidated statements of operations.
(g)	Represents the impact to "Operating and administrative expense" in the consolidated statements of operations for the 2014 charge related to a legal claim.
(h)	Represents the gain on sale of non-operating corporate asset included in "Other income (expense), net" in the consolidated statements of operations.
(i)	Represents third-party valuation and related consulting fees associated with the impairment included in "Operating and administrative expense" in the consolidated statements of operations.
(j)	Represents a net recovery on settlement of 2007 to 2011 Pennsylvania sales and use tax included in "Operating and administrative expense" in the consolidated statements of operations.
(k)	Operating expenses includes "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition" in the consolidated statements of operations.
(l)

Represents the EPS impact to "Operating and administrative expense" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(m)

Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments and an $11.8 million valuation allowance for deferred tax assets recorded during the fourth quarter of 2015.

CONTACT: Vincent Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com